Exhibit 99.2

Pacific Blue Energy Corp. and Patriot Solar Inc. Team Up to Expand Solar Farm Development Opportunities

PHOENIX, June 25 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News), a publicly traded developer of renewable energy projects, has announced that it will be partnering with Patriot Solar Inc. in the development of commercial solar farms in the Southwestern United States. Cooperation on such projects by the two companies will include the granting to each other of right of refusal on all such solar projects.

"Patriot is a perfect partner for PBEC because of its experience with designing and building large photovoltaic solar projects," said Joel Franklin, the Chief Executive Officer of Pacific Blue Energy Corp. "We are in the process of identifying more land opportunities for the establishing of solar farms and this fits with Patriot's goal of expanding its operations in the Southwest."

Also based in Arizona, Patriot Solar is an internationally recognized solar engineering and construction company with expertise in design, engineering, site construction, and system operations and maintenance. Patriot's founder and President G. Dale Grey is a registered general contractor in five U.S. states including Arizona, and is the former Large Project Director of First Solar in Germany. Mr. Grey has extensive experience in financing, engineering and constructing a broad spectrum of solar projects ranging from rooftop systems in the 100 kilowatt to 1 megawatt range, on up to 40 megawatt installations containing large 5 to 10 megawatt ground mounted systems.

Patriot President Mr. Grey stated, "We believe that our partners add to our strength and enhance our strong financial and technical base. This partnership moves us to the next step in our expansion in the Southwestern U.S.. Pacific Blue Energy Corp. has already made great strides in developing new sources of renewable energy, and we are glad to be right there working together with them in one of the world's best locations for solar energy."

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

More information is available at www.PacificBlueEnergyCorp.com

About Patriot Solar Inc.

Patriot Solar is an Arizona based and also nationally and internationally recognized solar engineering and construction company with expertise in design, engineering, site construction, and system operations / maintenance. Patriot is licensed for both engineering and construction in the State of Arizona providing an integrated team that provides value engineering designs based upon their construction expertise. Patriot Solar specializes in the deployment of medium and large scale projects from 25KW to 10MW. The company also provides environmental, geotechnical, mounting system and rooftop structural engineering and construction.

More information about Patriot Solar can be found at www.patriot-solar.com

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